Consent of Independent Auditors



The Board of Directors of Aetna Life Insurance and Annuity Company and Contract Owners of Aetna Variable Annuity Account B:



We consent to the use of our reports incoporated herein by reference.



                                             /s/KPMG Peat Marwick LLP
                                             ------------------------
                                                KPMG Peat Marwick LLP



Hartford, Connecticut
January 29, 1997